UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 22, 2006, ICO, Inc. (the “Company”) announced that it has entered into an agreement settling all of the pending indemnity claims asserted by National Oilwell Varco, Inc., formerly Varco International, Inc. (“NOV”) relating to NOV’s purchase of substantially all of the Company’s oilfield services business on September 6, 2002. The Company announced that in exchange for a complete release of claims and indemnity agreement, the Company has agreed to a $7.5 million payment consisting of: a cash payment of approximately $1.1 million; release to NOV of the approximately $5.4 million currently held in escrow; and a $1.0 million note payable in one year. The funds in escrow were set aside on September 6, 2002, and consist of $5.0 million of the sale proceeds plus interest. As a result of the settlement, the Company will recognize a pre-tax charge through discontinued operations of $2.1 million ($1.4 million after taxes) during its fiscal fourth quarter ended September 30, 2006.

Pursuant to the settlement agreement, ICO is absolved of and shall be indemnified for NOV’s indemnity claims previously asserted, as well as specified future environmental liabilities relating to the properties transferred to NOV and its affiliates; however, except as set forth in the settlement agreement, ICO continues to be responsible for Excluded Liabilities as defined in the Purchase Agreement dated July 2, 2002 pursuant to which ICO sold the business to NOV. ICO is seeking recovery of a portion of the settlement payment from one of its insurers; however, such recovery cannot be assured.

The foregoing description of the settlement agreement is qualified in its entirety by reference to the Agreement of Settlement and Release in Full, a copy of which is filed as Exhibit 10.1 to this report.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	-
Agreement of Settlement and Release in Full, dated November 21, 2006, by and between ICO, Inc., ICO Global Services, Inc., ICO Worldwide, L.P., f/k/a ICO Worldwide, Inc., The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd., on the one hand, and Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd., on the other hand.

99.1	-	Press Release dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: November 22, 2006	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Agreement of Settlement and Release in Full, dated November 21, 2006, by and between ICO, Inc., ICO Global Services, Inc., ICO Worldwide, L.P., f/k/a ICO Worldwide, Inc., The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd., on the one hand, and Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd., on the other hand.

99.1	Press Release dated November 22, 2006.